Exhibit 99.1
American Apparel, Inc. Announces Comparable Store Sales Increased 12%
Through November 26, 2012; Cyber Monday volume doubled over prior year's
LOS ANGELES--(BUSINESS WIRE)--
American Apparel, Inc. (NYSE MKT: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced preliminary comparable sales for the period November 1, 2012 through November 26, 2012, and reported that comparable store sales increased 12%, including an 8% increase in comparable store sales for its retail store channel and a 39% increase in net sales for its online channel.

"November represents our 18th consecutive month of positive comparable sales,” said Dov Charney, Chairman and Chief Executive of American Apparel, Inc. “This very solid performance was achieved in all our businesses: retail, wholesale, and online with sales growth across almost all major markets and product categories. Black Friday was particularly strong and we more than doubled our Cyber Monday volume when compared to last year. We also saw further improvement in store productivity as we achieved record sales in terms of average sales per store in November. We think this reflects positively on our expectation that we will continue to increase comparable store sales next year, paving the way for additional profitability gains.”
See graph for recent trends in comparable store sales.

About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of October 31, 2012, American Apparel had approximately 10,000 employees and operated 251 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Australia, Japan, South Korea, and China. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.net. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.

Safe Harbor Statement
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition, results of operations and plans and the Company's prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company's products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company's business; the Company's ability to hire and retain key personnel and the Company's relationship with its employees; suitable store locations and the Company's ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company's ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company's strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company's brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company's wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company's significant indebtedness, including the Company's relationships with its lenders and the Company's ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company's ability to generate cash flow to service its debt; the Company's liquidity and losses from operations; the Company's ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company's ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company's ability to improve manufacturing efficiency at its production facilities; the Company's ability to effectively manage inventory and inventory reserves; location of the Company's facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company's ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company's online retail operations and manage the Company's other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Reports on Form 10-K for the year ended December 31, 2011. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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Contacts:
John J. Luttrell
Chief Financial Officer
(213) 488-0226

John Rouleau
Managing Director,ICR, Inc.
John.Rouleau@icrinc.com
(203) 682-8342